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EXHIBIT 21.1
SUBSIDIARIES OF REGISTRANT

Name:                                       Vidipax, Inc.

Jurisdiction of incorporation
     Or organization:                       New York

Other Business Names:                       N/A

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Name:                                       Loudeye Technologies UK Ltd.

Jurisdiction of incorporation
        Or organization:                    United Kingdom

Other Business Names:                       N/A

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Name:                                       Activate.net Corporation

Jurisdiction of incorporation
        Or organization:                    Delaware

Other Business Names:                       N/A

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Name:                                       Loudeye Sample Services, Inc.

Jurisdiction of incorporation
        Or organization:                    Delaware

Other Business Names:                       N/A

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Name:                                       Monstar Labs Limited

Jurisdiction of incorporation
        Or organization:                    New Zealand

Other Business Names:                       N/A

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Name:                                       Addition Systems, Inc.

Jurisdiction of incorporation
        Or organization:                    Delaware

Other Business Names:                       N/A